EXHIBIT 99.2

AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED AGREEMENT (“Amended Agreement”), as of January 24, 2013 amending the agreement originally entered into as of September 15, 2011 by and between Applied Minerals, Inc., a Delaware corporation (the “Company”), and William Gleeson (the “Executive”) is made and is effective as of the Effective Date set forth in Section 2 below.

TERMS AND CONDITIONS

In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Amended Agreement), in accordance with the terms and conditions of this Amended Agreement.

2. Period of Employment. The term “Period of Employment” shall mean the period that commences on the September 15, 2011 (the “Effective Date”) and, unless earlier terminated pursuant to Section 6, ends on September 14, 2014.

3. Duties During the Period of Employment.

3.1. Duties. From the Effective Date through the Period of Employment, the Executive shall be employed as the General Counsel and Secretary of the Company and shall have all the duties and responsibilities customarily rendered by General Counsels and Secretaries of companies of similar size and nature and such other duties and responsibilities as may be delegated from time to time by the Board or the Chief Executive Officer of the Company in their sole discretion.  The Executive is authorized to make expenditures for legal research tools as are reasonably necessary for the performance of his duties and customary for inhouse legal staff at a company such as the Company and, with the consent of the Chief Executive Officer, to engage outside legal counsel as necessary.

Executive will report to the Chief Executive Officer.

3.2.  Relocation. The Executive agrees that the Executive shall physically relocate to the greater New York metropolitan area prior to November 15, 2012.

3.3. Scope. From and after the Effective Date and continuing through the Period of Employment, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Amended Agreement for the Executive to (i) deliver occasional lectures, fulfill occasional speaking engagements or teach occasional courses or seminars at educational or professional institutions or (ii) manage personal investments, so long as such activities do not interfere, in the sole judgment of the Board, in any significant respect, with the Executive’s responsibilities hereunder.

Furthermore, it shall not be a violation of this Amended Agreement for the Executive to (i) serve on no more than 2 civic or charitable boards or committees or (ii) serve as a director on any company board of directors, in each case with the prior permission of the Board.

4. Compensation and Other Payments.

4.1. Salary. For the period beginning on the Effective Date and continuing through December 31, 2012 , the Company shall pay the Executive a base salary at the rate of $200,000 per year); thereafter, the base salary will be $250,000. The Executive’s base salary shall be paid in accordance with the Company’s executive payroll practice. The Base Salary shall be reviewed by the Board or the Compensation Committee of the Board of the Company (the “Committee”) as soon as practicable at the end of 2012 and 2013.  Based upon such reviews, the Board or Committee may increase, but shall not decrease, the Base Salary.

4.2. Bonuses.  The Compensation Committee awarded Executive as of November 20, 2012 a bonus in the form of options granted under the 2012 Long-Term Incentive Plan.  The number of options will be determined by multiplying $50,000 by the Black-Scholes value of the options determined using the closing price of the common stock on November 20, 2012, a volatility factor of 30% and other terms and conditions. The Board or the Committee shall review the Executive’s performance for 2013 under this Amended Agreement with a view to awarding a $50,000 bonus payable in cash or options, if such is deemed appropriate.  The Board or the Committee may, with the Amended Agreement of the Executive, determine performance measures applicable to the Executive’s bonus opportunity

4.3. Inducement Warrant Grant. In order to induce the Executive to enter into this Amended Agreement, on the Effective Date the Company granted the Executive an award of warrants to purchase 900,000 shares of the Company’s common stock as set forth in the Warrant Agreement attached as Exhibit A.

5. Other Executive Benefits.

5.1. Regular Reimbursed Business Expenses. Subject to the Executive’s compliance with the policies and procedures approved by the Board and applicable to all senior executives of the Company, the Company shall reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment.  Relocation expenses shall be covered under Section 5.4.

5.2. Benefit Plans. During the Period of Employment, the Executive shall be entitled, subject to any normally applicable waiting periods and eligibility criteria, to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Company (collectively referred to as the “Benefits”).  The Company will also pay Medicare premiums for Executive and wife as required by the Company’s health insurance policy.  Nothing in this Section 5.2 shall limit the Company’s right to amend or terminate its benefit plans at any time, in its discretion.

5.4. Relocation Expenses. The Company shall reimburse the Executive for the cost of moving and temporary storage of household goods and automobiles , up to two weeks of temporary housing at a cost of no more than $3,000 plus a tax gross-up.

5.5. Vacation. The Executive shall be entitled to four (4) weeks of vacation in each calendar year during the Period of Employment, prorated for any partial calendar year.

6. Termination.

6.1. Death. This Amended Agreement and the Period of Employment shall terminate automatically upon the Executive’s death.

6.2. Disability. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth below), it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth (30th) day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120) consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing (“Disability Effective Date”); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Amended Agreement, “Disability” means the Executive’s inability to substantially perform his duties hereunder, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association. Until the Disability Effective Date, the Executive shall be entitled to all compensation and benefits provided for under Sections 4 and 5 hereof.

6.3. By the Company for Cause. During the Period of Employment, the Company may terminate the Executive’s employment immediately for “Cause.” For purposes of this Amended Agreement, “Cause” means (i) the willful failure by the Executive to perform any duties hereunder, as reasonably requested by the Board as documented in writing to the Executive, (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company) where the failure to so perform can reasonably be expected to adversely affect the Company in a manner that is not insignificant, (ii) the willful failure by the Executive to observe Company policies and/or policies of affiliates of the Company generally applicable to executives of the Company and/or its affiliates (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company), (iii) gross negligence or willful misconduct by the Executive in the performance of his duties, (iv) the commission by the Executive of any intentional act of material fraud, theft or financial dishonesty with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude, and (v) the material breach by the Executive of this Amended Agreement (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company). For purposes of this definition, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Any act, or failure to act, based upon direction given in a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company.

6.4. By Executive for Good Reason. During the Period of Employment, the Executive’s employment hereunder may be terminated by the Executive for Good Reason upon thirty (30) days’ written notice. For purposes of this Amended Agreement, “Good Reason” means, (i) without the Executive’s written consent, any material breach of this Amended Agreement by the Company (after the provision to the Company of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by Executive), (ii) without the Executive’s written consent, the assignment to the Executive of duties that are inconsistent with those of an executive of a public company such as the Company or that materially impair his ability to perform his duties, (iii) without the Executive’s written consent, any relocation of the Executive’s office as assigned to him by the Company to a location more than fifty (50) miles from the Company’s existing offices in New York City, or (iv) any requirement of or order from the Board, any committee thereof, or any officer to whom the Executive reports that he take action or forbear from action and such action or forbearance would reasonably likely involve a violation of law or a breach of applicable legal ethical requirements.

6.5. Other than for Cause or Good Reason. Subject to the provisions of Sections 7 and 8, the Executive or the Company may terminate this Amended Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days’ written notice to the Company or the Executive, as the case may be.

6.6. Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 16.2 of this Amended Agreement. For purposes of this Amended Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Amended Agreement relied upon, (ii) sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

6.7. Date of Termination. “Date of Termination” means the date specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6.8. Return of Company Equipment. On the date the Executive’s employment relationship with the Company is terminated, the Executive agrees to immediately return to the Company, at headquarters in New York City, all equipment and other property of the Company that the Executive may possess. The Executive may copy and then delete personal information from the memories of any such equipment where such information may reside.

7. Obligations of the Company Upon Termination. The following provisions describe the obligations of the Company to the Executive upon termination of his employment under this Amended Agreement, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company and customary restrictive covenants (e.g, non-disparagement, non-solicitation of employees and noncompetition with respect to direct competitors of the Company).  Except as expressly provided below in this Section 7, upon termination of this Amended Agreement, all obligations of the parties under this Amended Agreement shall terminate and be of no further force and effect.

7.1. Termination by Death, Disability, by the Company for Cause or by Resignation without Good Reason. In the event this Amended Agreement terminates by reason of the termination of the Executive’s employment by the Company for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Obligations (as defined below). “Accrued Obligations” shall mean, as of the Date of Termination, the sum of (i) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the Executive under the terms of the relevant compensation policy or arrangement applicable to Executive as of the Date of Termination to the extent not theretofore paid (it being understood that, absent a formal policy or arrangement made applicable to Executive for the then current year, no additional compensation (including any pro rata portion of any bonus) under this clause (ii) shall be owed by virtue of the payment of a bonus compensation in any prior year) and (iii) any vacation pay, expense reimbursements and other cash entitlements earned by the Executive or that are otherwise owed as of the Date of Termination to the extent not theretofore paid.

In the event this Amended Agreement terminates by reason of death or Disability, the Company shall pay to the Executive all Accrued Obligations.

7.2. Termination without Cause; Resignation with Good Reason.  In the event this Amended Agreement terminates by reason of the termination of the Executive’s employment by the Company without Cause or if Executive shall terminate his employment for Good Reason, the Executive shall receive, in addition to the Accrued Obligations, the following:

7.2.1. If termination occurs prior to the First Anniversary Date, immediate vesting in (i.e., exercisability for) such number of unvested shares (including any warrant shares, option shares of restricted stock) under any equity grants that would otherwise be vested as of the First Anniversary Date if Executive’s employment had continued through the First Anniversary Date. For purposes of the foregoing, “First Anniversary Date” means the first anniversary of the Effective Date

7.2.2. If termination occurs following the First Anniversary Date, (a) vesting in (i.e., exercisability for) such number of unvested shares (including any warrant shares, option shares of restricted stock) under any equity grants that would otherwise be vested as of the 15th day of the month in which Executive’s employment is terminated (or, if the 15th day of the current month has passed as of the date of termination, the 15th day of the succeeding month) if Executive’s employment had continued through such date, (b) a severance amount as determined by the Company, acting through the Board or the Chief Executive Officer, in its discretion (which amount shall be no less than two (2) months of salary as provided in Section 4.1) and (c) continuation of Benefits for Executive (including Executive’s family) on the same terms as in effect immediately prior to the date of termination for a period of no less than two (2) months (or applicable additional compensation to provide that Employee bears no more cost for Benefits under COBRA for  such period than Executive bore immediately prior to termination).  Such amounts will be paid within 10 days of termination.

7.3. Exclusive Rights. It is understood that the Executive’s rights under this Section 7 are in lieu of all other rights which the Executive may otherwise have had upon termination of employment under this Amended Agreement.

8.   Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Amended Agreement, nor shall any employment of the Executive affect the obligations of the Company to the Executive under this Amended Agreement.

9. 9.1(A)   Indemnification Obligation and Determination.   The Company (and any successor entity by merger or otherwise) shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended or modified (but, in the case of any such amendment or modification, to the fullest extent permitted by applicable law, only to the extent that such amendment or modification permits the Company to provide greater indemnification rights than said law permitted the Company to provide prior to such amendment or modification), the Executive or his legal representative (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought) if he was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that the Executive is or was a director or officer or a lawyer (i) of the Company or (ii) is or was serving at the request of the Company as a director, officer, lawyer. employee or agent of another company or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, lawyer, trustee, employee or agent or in any other capacity while serving as a director, officer, lawyer, trustee, employee or agent, shall be indemnified (and the Indemnitee shall be deemed to have a contractual right to be indemnified and held harmless), against all liability and loss incurred or suffered and expenses (including attorneys' fees, ERISA and other excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person.  Proceedings by reason of the fact that the Executive is a lawyer include, but are not limited to, actions based on legal malpractice, misrepresentation, negligence, legal advice to or representation of directors, officers,  employees or consultants, whether in their capacity as such or personally, third party claims, and SEC and regulatory claims.

Such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

The Company shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(B) To obtain indemnification, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, or (iii) if there are no Disinterested Directors or, if, such Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) selected by the Board of Directors, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) by a majority vote of the stockholders of the Company. In the event that there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” as defined in the Applied the Applied Minerals, Inc. 2012 Long-Tem Incentive Plan, the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination

9.2 Prepayment of Expenses.  To the fullest extent authorized by the General Company Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Company to provide greater rights to advancement of expenses than said law permitted the Company to provide prior to such amendment or modification), the Company (and any successor of the Company by merger or otherwise), without the need for any action by the Board of Directors, shall pay (and the Indemnitee shall be deemed to have the right to have) the expenses (including attorneys' fees) incurred or suffered by an Indemnitee in connection with any proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Company Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final disposition that such director or officer is not entitled to be indemnified for such expenses under this Section 9 or otherwise.

9.3 Claims. (i)  If a claim for indemnification or payment of expenses (including attorneys' fees) under this Section 9 is not paid in full within 20 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

It shall be a defense to any such action that under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Company to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Company) the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(ii) If a determination shall have been made pursuant to Section 9(A)(i) that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (i) of this Section 9(D)

(iii) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (i) of this Section 9 that the procedures and presumptions of this Section 9 are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Section 9.

9.4 Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.

(i) All of the rights conferred in this Section 9, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Company and each Indemnitee to whom such rights are extended that are deemed to vest at the commencement of such Indemnitee’s service to the Company (including service commenced prior to the date of this Agreement) and all of such rights shall continue as to any such Indemnitee who has ceased to be a director or officer of the Company or ceased to serve at the Company’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.

(ii) All of the rights conferred in this employment agreement, as to indemnification and advancement of expenses and otherwise (a) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Company, the Board of Directors or the stockholders of the Company. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

9.5  Definitions. For purposes of this Section 9:

(1) “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Section 9.

9.6  Insurance.  The Company agrees for a period no less than 5 years after the Executive’s termination of employment to maintain Directors and Officers Liability Insurance and Employed Lawyer Liability Insurance or tail coverage for the benefit of Executive having coverage and policy limits no less favorable to directors and officers and employed lawyers than those in effect in the D&O Liability Insurance at the Agreement Date.

9.7  Construction.  In the event of any inconsistency between this Section 9 and the governing documents of the Company, this Section shall be construed broadly for the benefit of the Executive and shall be in addition to, and not in lieu or in limitation of, any rights arising under any such arrangement.

 10. Proprietary Information Amended Agreement.  You will be required, as a condition to your employment by the Company, to sign the Company’s Proprietary Information Amended Agreement.

11. Withholding. Anything in this Amended Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

12. Arbitration. The parties agree that any dispute arising out of this Amended Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Both parties agree that the procedures outlined in this Section 13 are the exclusive methods of dispute resolution. The mediation or arbitration proceedings shall be conducted in New York City or such other location to which the parties may agree. The Company will bear all mediation and arbitration fees and each party will bear their own respective costs and attorneys fees in the mediation or arbitration unless the arbitrator, in his or her discretion, awards costs (but not fees) to one party.

13. Successors. This Amended Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Amended Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs and legal representatives. Subject to the provisions of Sections 7 and 8, this Amended Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Amended Agreement, the term “Company” shall include any successor to the Company’s business and/or assets as aforesaid which assumes and agrees to perform this Amended Agreement by operation of law, or otherwise.

14. Representations.

14.1. Representations of the Company. The Company represents and warrants that (i) the execution of this Amended Agreement has been duly authorized by the Company, including action of the Board, (ii) the execution, delivery and performance of this Amended Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Amended Agreement by the Executive, this Amended Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

14.2. Representations of the Executive. The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Amended Agreement by the Executive does not and will not, violate any law, regulation, order, judgment or decree or any Amended Agreement to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any  employment agreement, noncompetition agreement or confidentiality agreement with any person or entity that would interfere with this Amended Agreement or his performance of services hereunder, and (iii) upon the execution and delivery of this Amended Agreement by the Company, this Amended Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

15. Miscellaneous.

15.1. Governing Law. This Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of choice of law. The captions of this Amended Agreement are not part of the provisions hereof and shall have no force or effect. This Amended Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

15.2. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

William Gleeson
General Counsel and Secretary
Applied Minerals, Inc.
110 Greene Street
New York, NY 10012

If to the Company:

Applied Minerals, Inc.
110 Greene Street
New York, NY 10012
Attn: Chief Executive Officer

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective upon delivery, which may be established by a signed receipt or other customary evidence.

1.3. No Penalty. None of the provisions of this Amended Agreement shall be deemed to impose a penalty.

1.4. Enforceability. The invalidity or unenforceability of any provision of this Amended Agreement shall not affect the validity or enforceability of any other provision of this Amended Agreement.

APPLIED MINERALS, INC.

By:
Andre Zeitoun
President & CEO

By:
William Gleeson